CNX Midstream Reports Fourth Quarter and Full Year 2019 Results

PITTSBURGH, PA (January 30, 2020) - CNX Midstream Partners LP (NYSE: CNXM) ("CNXM", “CNX Midstream” or the “Partnership”) today reported financial and operational results for the three months and the full year ended December 31, 2019.(1)
Fourth Quarter and Full Year Results
The Partnership continued its solid financial performance during the three months and year ended December 31, 2019. Comparative results net to the Partnership, with the exception of net cash provided by operating activities, which is presented on a gross consolidated basis, were as follows:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2019		2018	2019		2018
Net income	$48.5		$42.6	$174.3		$134.0
Net cash provided by operating activities	$41.4		$48.9	$217.1		$180.1
Adjusted EBITDA (non-GAAP)(2)	$61.7		$53.5	$232.0		$174.7
Distributable cash flow (non-GAAP)(2)	$48.4		$42.7	$181.9		$138.6
Distribution coverage ratio(2)	1.30	x	1.57x	1.41	x	1.39x
Full year 2019 adjusted EBITDA of $232 million and distributable cash flow of $182 million exceeded the high-end of the company's previously stated guidance of $220-$230 million and $170-$180 million, respectively. For 2019, total gross capital investment was $328 million, and total capital investment net to the Partnership was $316 million, which were within the previously stated guidance of $310-$330 million.
"The team finished the year with a strong quarter, capping another year of growth and impressive financial and operating performance for CNX Midstream," said Nicholas J. DeIuliis, Chief Executive Officer of CNX Midstream GP LLC (the "General Partner"). "This marks the 19th consecutive quarterly cash distribution increase at the targeted 15% annual growth rate. For the full year 2019, CNXM reported a 30% increase in net income, a 33% increase in adjusted EBITDA, and distributable cash flow grew by 31% over 2018 results."
Mr. DeIuliis continued, "In 2019 we completed a substantial portion of major system upgrades consisting of increasing capacity, adding multiple tiers of gathering pressures for CNX Resources Corporation ("CNX"), and expanding our market outlets.  These upgrades included additional compression horsepower and capacity in our McQuay system area, as well as new greenfield compressor station projects, pipeline infrastructure, and transmission pipeline interconnects in our Richhill field. This was a massive undertaking and the team executed flawlessly. These system upgrades will benefit CNXM and CNX for years to come. CNXM continues to expect capital investments to decline significantly in 2020, resulting in approximately $130 million in free cash flow(3). Over the past five years, CNXM's EBITDA and distributable cash flow per LP unit grew at a compound annual growth rate (CAGR) of approximately 30% and 24%, respectively. We expect continued EBITDA growth of approximately 12% and 15% in 2020 and 2021(2), respectively, compared to the midpoints of 2020 and 2021 guidance, while we expect capital expenditures to decline over those same time periods. Lastly, we are reaffirming our 15% annual distribution growth target through 2023."

Incentive Distribution Rights (IDRs) Elimination Transaction
On January 29, 2020, CNX and CNXM entered into and closed definitive agreements to eliminate CNXM’s IDRs held by its general partner and to convert the 2.0% general partner interest in CNXM into a non-economic general partnership interest (collectively, the "IDR Elimination Transaction").

Pursuant to the IDR Elimination Transaction agreements, CNX will receive the following consideration in exchange for the IDRs and the 2% general partner interest:

•	26 million CNXM common units;

•
3 million new CNXM Class B units. The newly issued Class B units will not receive or accrue distributions until January 1, 2022, at which time they will automatically convert into CNXM common units; and

•	$135 million cash, payable in three installments of $50 million on December 31, 2020, $50 million on December 31, 2021 and $35 million on December 31, 2022.

As a result of the IDR Elimination Transaction, CNX now owns 47.7 million common units, or approximately 53.1%, of the outstanding limited partner interests in CNXM, excluding the Class B units. Upon conversion of the Class B units to CNXM common units on January 1, 2022, CNX's ownership will increase to 50.7 million units on a proforma basis.

The boards of directors of CNX and CNXM, as well as the CNXM Conflicts Committee, which consists entirely of independent directors of CNXM, unanimously approved the IDR Elimination Transaction.  Commenting on the transaction, Mr. DeIuliis said: “This transaction simplifies our capital structure and sets the midstream company up to excel during its next chapter. We have reduced CNXM’s cost of capital, further aligned CNX’s equity interest with common unitholders, and removed a key overhang expressed by the investor base. This transaction is expected to be immediately accretive to distributable cash flow (DCF) per unit in the first year and gain further accretion in year two."

Jefferies Group LLC acted as financial advisor and Latham & Watkins LLP acted as legal advisor to CNX. Evercore Group L.L.C. acted as financial advisor and Baker Botts L.L.P. acted as legal advisor to the CNXM Conflicts Committee. Citi acted as financial advisor to the CNX board of directors.

2020 Guidance
Based on current expectations, management reaffirms the following guidance:

($ in millions)	2020E
	Reaffirmed
Throughput (BBtu/d)*	1,600	-	1,750
Capital Expenditures	$80	-	$100
Adjusted EBITDA(2)	$250	-	$270
Distributable Cash Flow(2)	$185	-	$205
Distribution Coverage(2)	1.2x	-	1.3x
LP Distribution Growth Target	15%
*Excludes third-party volumes under high-pressure short-haul agreements.
The Partnership expects EBITDA to grow approximately 15% in 2021, compared to the midpoint of 2020 guidance(2). The Partnership expects capital expenditures to decline meaningfully in 2021, compared to 2020.

Quarterly Distribution
As previously announced, the Board of Directors of CNXM's general partner, CNX Midstream GP LLC, has declared a cash distribution of $0.4143 per unit with respect to the fourth quarter of 2019. The distribution will be made on February 13, 2020 to unitholders of record as of the close of business on February 5, 2020. Given the record date, for the quarter ended December 31, 2019, CNX will receive distributions on the new CNXM common units and not on the IDR's or 2.0% general partner interest. The distribution, which equates to an annual rate of $1.6572 per unit, represents an increase of 3.6% over the prior quarter, and an increase of 15% over the distribution paid with respect to the fourth quarter of 2018.
Capital Investment and Resources
For full year 2019, CNX Midstream's total capital investment net to the Partnership was $316 million, which includes investment in expansion projects of $295 million and maintenance capital of $21 million.
As of December 31, 2019, CNX Midstream had outstanding borrowings of $312 million under its $600 million revolving credit facility.
Fourth Quarter and Full Year 2019 Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss fourth quarter and full year 2019 financial and operational results and guidance for 2020, is scheduled for January 30, 2020 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast at www.cnxmidstream.com. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CNX Midstream call). An on-demand replay of the webcast will be also be available at www.cnxmidstream.com shortly after the conclusion of the conference call. A telephonic replay will be available through February 13, 2020 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10137952.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies that have or had been jointly owned, as applicable, by the Partnership and CNX Gathering LLC (“CNX Gathering”) since completion of the Partnership’s initial public offering ("IPO") in September 2014. In connection with the previously announced transaction with HG Energy in May 2018, the Partnership distributed its 5% interest in the Growth System to CNX Gathering and has no remaining interests in the Growth Systems. The Partnership's current financial interests in the development companies are: 100% in the Anchor Systems and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of these two development companies, it fully consolidates their financial results. CNX Gathering, which is wholly owned by CNX Resources Corporation, owns a 95% noncontrolling interest in the Additional Systems of the Partnership.

(2)
EBITDA, Adjusted EBITDA, distributable cash flow (DCF), and cash distribution coverage are not measures or ratios that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

(3)	Free cash flow (FCF) calculated as Adjusted EBITDA of $260 million less interest expense of $40 million less capital expenditures of $90 million.
Contacts:

Investor Relations:	Media:
Tyler Lewis	Brian Aiello
724-485-3157	724-485-3078
tylerlewis@cnx.com	brianaiello@cnx.com

* * * * *
CNX Midstream is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia.  Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.  More information is available at our website www.cnxmidstream.com.

* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CNX Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CNX Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CNX Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “will,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements regarding the payment of our quarterly distribution for the quarter ended December 31, 2019 and our anticipated 2020 financial performance. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: if either or both of our two largest customers, who account for substantially all of our revenue, change their business strategies, or take actions that otherwise significantly reduce the volumes of natural gas and condensate transported through our gathering systems, our revenue would decline and we could be materially and adversely affected; under our gathering agreements, our customers may transfer their leasehold, working and mineral fee interests in their dedicated acreage; we may not generate sufficient distributable cash flow to make the payment of the minimum quarterly distribution to our unitholders; because of the natural decline in production from existing wells, our success, in part, depends on our ability to maintain or increase natural gas and condensate throughput volumes on our midstream systems, which depends on the level of development and completion activity on acreage dedicated to us; many of our gathering agreements do not include minimum volume commitments; certain of our dedicated acreage is either not held by production by our customers or has not yet been earned by them; the highly competitive nature of our industry may adversely impact our ability to attract dedications of third-party volumes, which could limit our ability to grow and continue our dependence on our existing customers; increased competition from other companies that provide midstream services could have a negative impact on the demand for our services, which could adversely affect our financial results; we may not be able to make attractive offers to CNX Resources Corporation ("CNX") on our ROFO acreage; our only assets are controlling ownership interests in our operating subsidiaries, so our cash flow will depend entirely on the performance of our operating subsidiaries and their ability to distribute cash to us; some of our gathering agreements with our customers provide for the release of dedicated acreage or fee credits in certain situations; we are responsible for any mine subsidence costs in the future; our midstream systems are exclusively located in the Appalachian Basin, making us vulnerable to risks associated with operating in a single geographic area; we may be unable to grow by acquiring the noncontrolling interests in, or assets of, our operating subsidiaries owned by CNX Gathering or CNX, which could limit our ability to increase our distributable cash flow; we may be unable to acquire additional properties from third parties in the future and any acquired properties may not provide the anticipated benefits; if third-party pipelines, whether upstream or downstream, or other midstream facilities interconnected to our gathering systems become partially or fully unavailable, our operating margin, cash flow and ability to make cash distributions to our unitholders could be adversely affected; to maintain and grow our business, we will be required to make substantial capital expenditures; if we are unable to obtain needed capital or financing on satisfactory terms, our ability to make cash distributions may be diminished or our financial leverage could increase; the amount of cash we have available for distribution to our unitholders depends primarily on our cash flow and not solely on our profitability, which may prevent us from making distributions, even during periods in which we record net income; our construction of new gathering, compression, dehydration, treating or other midstream assets may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks, which could adversely affect our cash flows, results of operations and financial condition and, as a result, our ability to distribute cash to our unitholders; the provisions and restrictions in our revolving credit facility and other debt agreements, and the risks associated therewith, could adversely affect our business, financial condition, results of operations and ability to make quarterly cash distributions to our unitholders; environmental regulations can increase costs and introduce uncertainty that could adversely impact our or our customers’ operations; existing and future governmental laws, regulations and other legal requirements and judicial decisions that govern our business may increase our costs of doing business and may restrict our operations; we may incur significant costs and liabilities as a result of pipeline operations and related increases in the regulation of gas gathering pipelines; climate change laws and regulations restricting emissions of greenhouse gases at the federal or state level could result in increased operating costs and reduced demand for the natural gas that we gather, while potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects; our business involves many hazards and operational risks, some of which may not be fully covered by insurance, and the occurrence of a significant accident or other event that is not fully insured could curtail our operations and have a material adverse effect on our ability to distribute cash and, accordingly, the market price for our common units; cyber-incidents could have a material adverse effect on our business, financial condition or results of operations; we may not own in fee the land on which our pipelines and facilities are located, which could result in disruptions to our operations; a shortage of equipment and skilled labor in the Appalachian Basin could reduce equipment availability and labor productivity and increase labor and equipment costs, which could have a material adverse effect on our business and results of operations; we do not have any officers or employees and rely on officers of our general partner and employees of CNX; our success depends on key members of our general partner’s senior management team and our ability to attract and retain experienced technical and other professional personnel; increases in interest rates could adversely impact our business, common unit price, our ability to issue equity or incur debt for acquisitions, capital expenditures or other purposes and our ability to make cash distributions at our intended levels; terrorist activities could materially and adversely affect our business and results of operations; negative public perception regarding our industry could have an adverse effect on our operations; our general partner and its affiliates, including CNX, have conflicts of interest with us and limited fiduciary duties to us and our unitholders, and they may favor their own interests to our detriment and that of our unitholders; we have no control over the business decisions and operations of CNX, and CNX is under no obligation to adopt a business strategy that favors us; our general partner’s discretion in establishing cash reserves may reduce the amount of cash we have available to distribute to unitholders; affiliates of our general partner, including CNX and CNX Gathering, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us except with respect to rights of first offer contained in our omnibus agreement; our tax treatment depends on our status as a partnership for federal income tax purposes; as a result of investing in our common units, you may become subject to state and local taxes and return filing requirements in jurisdictions where we operate or own or acquire properties.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-Looking Statements” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Gathering revenue — related party	$63,048	$50,720	$231,482	$167,048
Gathering revenue — third party	18,453	20,097	74,315	89,620
Total Revenue	81,501	70,817	305,797	256,668

Expenses
Operating expense — related party	4,776	5,169	22,943	19,814
Operating expense — third party	6,190	6,599	23,964	27,343
General and administrative expense — related party	4,361	3,575	15,928	13,867
General and administrative expense — third party	1,633	1,956	5,769	8,595
Loss on asset sales and abandonments	—	—	7,229	2,501
Depreciation expense	6,677	5,334	24,371	21,939
Interest expense	7,668	6,751	30,293	23,614
Total Expense	31,305	29,384	130,497	117,673
Net Income	50,196	41,433	175,300	138,995
Less: Net income (loss) attributable to noncontrolling interest	1,700	(1,118)	989	4,953
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$48,496	$42,551	$174,311	$134,042

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$48,496	$42,551	$174,311	$134,042
Less: General partner interest in net income, including incentive distribution rights(1)	—	4,635	18,707	13,387
Limited partner interest in net income	$48,496	$37,916	$155,604	$120,655

Earnings per limited partner unit:
Basic	$0.76	$0.60	$2.44	$1.90
Diluted	$0.76	$0.59	$2.44	$1.89

Weighted average number of limited partner units outstanding (in thousands):
Basic	63,737	63,640	63,726	63,635
Diluted	63,796	63,732	63,769	63,694
(1) For the purposes of calculating net income attributable to the General Partner in the Consolidated Statements of Operations, the financial impact of IDRs was recognized in respect of the quarter for which the distributions were declared.

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except number of units)

	(Unaudited)
	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash	$31	$3,966
Receivables — related party	21,076	17,073
Receivables — third party	7,935	7,028
Other current assets	1,976	2,383
Total Current Assets	31,018	30,450
Property and Equipment:
Property and equipment	1,302,566	974,394
Less — accumulated depreciation	106,975	82,619
Property and Equipment — Net	1,195,591	891,775
Other Assets:
Operating lease right-of-use assets	4,731	—
Other assets	3,262	3,203
Total Other Assets	7,993	3,203

TOTAL ASSETS	$1,234,602	$925,428

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
Trade accounts payable	$15,683	$9,401
Accrued interest payable	7,973	7,761
Accrued liabilities	43,634	26,757
Due to related party	4,787	4,980
Total Current Liabilities	72,077	48,899
Other Liabilities:
Revolving credit facility	311,750	84,000
Long-term debt	394,162	393,215
Total Other Liabilities	705,912	477,215

Total Liabilities	777,989	526,114

Partners' Capital and Noncontrolling Interest:
Limited partner units (63,736,622 units issued and outstanding at December 31, 2019 and 63,639,676 units issued and outstanding at December 31, 2018)	380,473	320,543
General partner interest	7,280	10,900
Partners' capital attributable to CNX Midstream Partners LP	387,753	331,443
Noncontrolling interest	68,860	67,871
Total Partners' Capital and Noncontrolling Interest	456,613	399,314
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$1,234,602	$925,428

CNX MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net Income	$50,196	$41,433	$175,300	$138,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	7,149	5,811	26,256	23,540
Unit-based compensation	399	636	1,880	2,411
Loss on asset sales and abandonments	—	—	7,229	2,501
Other	—	—	49	388
Changes in assets and liabilities:
Due to/from affiliate	(2,252)	(1,704)	(3,874)	(1,580)
Receivables — third party	(1,861)	157	(907)	1,223
Other current and non-current assets	1,231	471	(4,070)	475
Accounts payable and other accrued liabilities	(13,480)	2,104	15,199	12,162
Net Cash Provided by Operating Activities	41,382	48,908	217,062	180,115

Cash Flows from Investing Activities:
Capital expenditures	(76,459)	(59,503)	(327,615)	(145,331)
Proceeds from sale of assets	—	—	—	6,462
Net Cash Used in Investing Activities	(76,459)	(59,503)	(327,615)	(138,869)

Cash Flows from Financing Activities:
Contributions from (distributions to) general partner and noncontrolling interest holders, net	—	—	31	(3,505)
Quarterly distributions to unitholders	(32,371)	(25,679)	(119,216)	(94,044)
Net payments on unsecured $250.0 million credit facility	—	—	—	(149,500)
Net borrowings on secured $600.0 million credit facility	65,750	40,000	227,750	84,000
Proceeds from issuance of long-term debt, net of discount	—	—	—	394,000
Debt issuance costs	—	(710)	(1,251)	(6,077)
Vested units withheld for unitholder taxes	(6)	—	(696)	(348)
Acquisition of Shirley-Penns System	—	—	—	(265,000)
Net Cash Provided by (Used in) Financing Activities	33,373	13,611	106,618	(40,474)

Net (Decrease) Increase in Cash	(1,704)	3,016	(3,935)	772
Cash at Beginning of Period	1,735	950	3,966	3,194
Cash at End of Period	$31	$3,966	$31	$3,966

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for gains or losses on asset sales and abandonments and other non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest expense and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.
Distribution Coverage Ratio
We define distributable coverage ratio as distributable cash flow divided by cash distributions declared or paid.

CNX MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited)

The following table presents a reconciliation of the non-GAAP measures Adjusted EBITDA and distributable cash flow with the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net Income	$50,196	$41,433	$175,300	$138,995
Depreciation expense	6,677	5,334	24,371	21,939
Interest expense	7,668	6,751	30,293	23,614
EBITDA	64,541	53,518	229,964	184,548
Non-cash unit-based compensation expense	399	636	1,880	2,411
Loss on asset sales and abandonments	—	—	7,229	2,501
Adjusted EBITDA	64,940	54,154	239,073	189,460
Less:
Net income (loss) attributable to noncontrolling interest	1,700	(1,118)	989	4,953
Depreciation expense attributable to noncontrolling interest	399	393	1,580	3,128
Other expenses attributable to noncontrolling interest	1,136	1,389	4,506	4,329
Loss on asset sales attributable to noncontrolling interest	—	—	—	2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$61,705	$53,490	$231,998	$174,675
Less: cash interest expense, net to the Partnership	7,812	6,040	29,226	19,221
Less: maintenance capital expenditures, net to the Partnership	5,494	4,735	20,885	16,892
Distributable Cash Flow	$48,399	$42,715	$181,887	$138,562

Net Cash Provided by Operating Activities	$41,382	$48,908	$217,062	$180,115
Interest expense	7,668	6,751	30,293	23,614
Loss on asset sales and abandonments	—	—	7,229	2,501
Other, including changes in working capital	15,890	(1,505)	(15,511)	(16,770)
Adjusted EBITDA	64,940	54,154	239,073	189,460
Less:
Net income (loss) attributable to noncontrolling interest	1,700	(1,118)	989	4,953
Depreciation expense attributable to noncontrolling interest	399	393	1,580	3,128
Other expenses attributable to noncontrolling interest	1,136	1,389	4,506	4,329
Loss on asset sales attributable to noncontrolling interest	—	—	—	2,375
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$61,705	$53,490	$231,998	$174,675
Less: cash interest expense, net to the Partnership	7,812	6,040	29,226	19,221
Less: maintenance capital expenditures, net to the Partnership	5,494	4,735	20,885	16,892
Distributable Cash Flow	$48,399	$42,715	$181,887	$138,562

The following table presents a reconciliation of the non-GAAP measures Adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(Unaudited)	Q1 2019		Q2 2019		Q3 2019		Q4 2019		Twelve Months Ended December 31, 2019
Net Income	$34,976		$46,463		$43,665		$50,196		$175,300
Depreciation expense	5,650		5,860		6,184		6,677		24,371
Interest expense	7,339		7,685		7,601		7,668		30,293
EBITDA	47,965		60,008		57,450		64,541		229,964
Non-cash unit-based compensation expense	612		541		328		399		1,880
Loss on asset sales and abandonments	7,229		—		—		—		7,229
Adjusted EBITDA	55,806		60,549		57,778		64,940		239,073
Less:
Net (loss) income attributable to noncontrolling interest	(131)		(282)		(298)		1,700		989
Depreciation expense attributable to noncontrolling interest	394		395		392		399		1,580
Other expenses attributable to noncontrolling interest	1,120		1,098		1,152		1,136		4,506
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$54,423		$59,338		$56,532		$61,705		$231,998
Less: cash interest expense, net to the Partnership	6,604		7,282		7,528		7,812		29,226
Less: maintenance capital expenditures, net to the Partnership	4,835		5,168		5,388		5,494		20,885
Distributable Cash Flow	$42,984		$46,888		$43,616		$48,399		$181,887

Net Cash Provided by Operating Activities	$49,913		$74,753		$51,014		$41,382		$217,062
Interest expense	7,339		7,685		7,601		7,668		30,293
Loss on asset sales and abandonments	7,229		—		—		—		7,229
Other, including changes in working capital	(8,675)		(21,889)		(837)		15,890		(15,511)
Adjusted EBITDA	55,806		60,549		57,778		64,940		239,073
Less:
Net (loss) income attributable to noncontrolling interest	(131)		(282)		(298)		1,700		989
Depreciation expense attributable to noncontrolling interest	394		395		392		399		1,580
Other expenses attributable to noncontrolling interest	1,120		1,098		1,152		1,136		4,506
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$54,423		$59,338		$56,532		$61,705		$231,998
Less: cash interest expense, net to the Partnership	6,604		7,282		7,528		7,812		29,226
Less: maintenance capital expenditures, net to the Partnership	4,835		5,168		5,388		5,494		20,885
Distributable Cash Flow	$42,984		$46,888		$43,616		$48,399		$181,887
Distributions Declared	$28,940		$30,637		$32,371		$37,197		$129,145
Distribution Coverage Ratio - Declared	1.49	x	1.53	x	1.35	x	1.30	x	1.41	x

Distributable Cash Flow	$42,984		$46,888		$43,616		$48,399		$181,887
Distributions Paid	$27,268		$28,940		$30,637		$32,371		$119,216
Distribution Coverage Ratio - Paid	1.58	x	1.62	x	1.42	x	1.50	x	1.53	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the announced full year 2020 expected guidance ranges of adjusted EBITDA ($250-$270 million) and full year distributable cash flow ($185-$205 million) attributable to the Partnership. CNX Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	2020 Guidance	2021 Guidance
Net Income	$194	$235
Depreciation expense	29	31
Interest expense	43	39
EBITDA	266	305
Non-cash unit-based compensation expense	3	3
Adjusted EBITDA	269	308
Less:
Net income attributable to noncontrolling interest	7	6
Depreciation and other expenses attributable to noncontrolling interest	2	2
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CNX Midstream Partners LP	$260	$300
Less: cash interest expense, net to the Partnership	40	n/a
Less: maintenance capital expenditures, net to the Partnership	25	n/a
Distributable Cash Flow	$195	n/a

The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CNX Gathering LLC and CNX Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(Dollars in thousands)
(Unaudited)

	Year Ended December 31, 2019
	Anchor	Additional	Total
Income Summary
Revenue	$296,109	$9,688	$305,797
Expenses	121,850	8,647	130,497
Net Income	$174,259	$1,041	$175,300

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	859	22	881
Wet gas (BBtu/d)	659	60	719
Other (BBtu/d)*	221	—	221
Total Gathered Volumes	1,739	82	1,821

Capital Investment
Maintenance capital	$20,828	$1,130	$21,958
Expansion capital	294,076	11,581	305,657
Total Capital Investment	$314,904	$12,711	$327,615

Capital Investment Net to CNX Midstream Partners LP
Maintenance capital	$20,828	$57	$20,885
Expansion capital	294,076	579	294,655
Total Capital Investment Net to CNX Midstream Partners LP	$314,904	$636	$315,540
*Includes condensate handling and third-party volumes we gather under high-pressure short-haul agreements.